UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2024

Kindly MD, Inc.
(Exact name of registrant as specified in its charter)

001-42103	84-3829824
(Commission File Number)	(IRS Employer Identification Number)

5097 South 900 East, Suite 100, Salt Lake City, UT	84117
(Address of Principal Executive Offices)	(Zip Code)

(385) 388-8220

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	KDLY	The Nasdaq Stock Market LLC

Tradeable Warrants to purchase shares of Common Stock, par value $0.001 per share	KDLYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2024, three new independent directors were appointed as members of the Company’s Board of Directors (the “Board”). Amy Powell, Christian Robinson, and Gary Seelhorst were each appointed to the Board and each new independent director entered into an independent director agreement with the Company.

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer, and key employee of our Company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Amy Powell, MD, FACP, FAMSSM, age 50, is currently a Professor (Clinical) in the Department of Orthopaedics at the University of Utah, where she has cared for intercollegiate athletes alongside active people across the lifespan for 20 years. She graduated from the University of Washington with a Medical Doctorate (1999) and completed fellowship training in sports medicine (internal medicine) at the Cleveland Clinic Foundation in 2003. We believe her extensive experience with multimodal pain management (medications, physical therapy, injections, and mental coaching for wellness) for acute and chronic injury management and her experience in medical research and education will greatly benefit patients served by KindlyMD and qualifies her to serve on the Board. Dr. Powell brings vital clinical and research acumen which is crucial to enhancing and validating KindlyMD’s pain management approaches, specifically given the blend of multimodal pain management methods the company uses. Her 20 years of experience in caring for athletes and active individuals aligns with the company’s mission to reduce opioid usage while successfully treating patients, utilizing both her practical and theoretical insights in pain management. Her role in medical education can further bolster KindlyMD’s research, clinical protocols, and patient education strategies in creating evidence-based guidelines and therapies.

Christian Robinson, CPA, age 55, is currently the Corporate Controller at Pave America. Prior to that he was the Chief Financial Officer of the Zion Pharmaceuticals, LLC and Intrepid Biosciences, LLC group of companies (2021 – 2023). He Graduated with a BBA in Accounting in 1996 from the University of Texas at Arlington and has been a licensed CPA for over 25 years. Christian started his career by working as an auditor for Deloitte from 1996 until 1999 and then worked at Ernst & Young from 1999 to 2003. After leaving public accounting, Christian has worked in variety of accounting and finance positions for companies in the transportation, nutraceuticals, nuclear waste and medical cannabis industries, including a small startup industrial hemp extraction company (2019 – 2021) and as a self-employed financial consultant (2016 – 2019). Mr. Robinson worked for Energy Solutions, Inc. as the Corporate Controller and Chief Accounting Officer (1996 – 2016) where he helped take the company public in 2007, ensured Sarbanes-Oxley (SOX) compliance, and managed all SEC financial reporting and compliance matters. Given KindlyMD’s diversified services and data management, we believe Christian’s vast experience in managing finances, ensuring compliance (such as with SOX), and overseeing SEC reporting qualifies Christian to serve on our Board and is pivotal for financial stability and regulatory adherence. His experience with startups, particularly in the medical cannabis industry, resonates with KindlyMD’s approach to alternative treatments and may offer valuable insights into both strategic financial planning and industry-specific nuances. Ensuring that KindlyMD adheres to financial regulations and maintains transparent communication with investors and stakeholders will be crucial, especially in light of the company’s collection and management of sensitive patient data and its varied revenue streams (subscription, fee-for-service, etc).

Gary Seelhorst, MS, MBA, age 52, currently serves as Senior VP of National Compliance & Governmental Affairs at Justice Grown, since 2018. His 25-year background in Pharmaceuticals and Healthcare brings scientific rigor to KindlyMD. Gary previously worked with Clinics and Surgery Centers with Imprimis/Harrow Health as a VP of Business Development during the company’s biggest growth phase (2013-2017). His experience also includes lengthy stints at both Eli Lilly as a medical writer (1996-1998) and Pfizer as a Manager of Clinical Development (1998- 2003) and as Director of Corporate Development (2003-2006) as well as several start-ups developing corporate and expansion strategies. He has a BS/BA from UC San Diego in Biochemistry/Psychology (1994), an MS in Clinical Physiology from Indiana University (1993), and an MBA with an emphasis in finance from the University of Michigan (2004). We believe Gary’s 25-year background in Pharmaceuticals and Healthcare is invaluable for navigating the pharmaceutical landscape, especially regarding non-opioid alternatives qualifies him to serve on our Board. His business development role during the growth phase at Imprimis/Harrow Health, and his MBA with a focus on finance, could be crucial in aiding KindlyMD to strategically navigate its expansion strategies and potentially increase its service portfolio or market share. His varied roles in both clinical and corporate development offer a balanced perspective that is particularly useful in ensuring that KindlyMD’s clinical and corporate strategies are aligned, sustainable, and optimized for both patient outcomes and business growth.

Each new director shall be compensated by the Company in accordance with its customary practices, and the directors’ compensation and benefits shall be reviewed at least annually by the Compensation Committee of the Board and may be changed in the sole discretion of the Compensation Committee. Pursuant to the independent director agreements with Ms. Powell, Mr. Seelhorst and Mr. Robinson, respectively, each director will annually receive (i) a cash payment of not less than $12,000 per year, (ii) restricted shares of common stock of the Company in an amount worth $12,000, and (iii) an award of nonqualified stock options under the Company’s 2022 Equity Incentive Plan in an amount of $12,000 or greater as determined by the Compensation Committee.

Each new independent director will be a member of the Company’s Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee. Christian Robinson will serve as the Chair of the Company’s Audit Committee and Gary Seelhorst will serve as the Chair of the Company’s Compensation Committee and the Company’s Nominating and Corporate Governance Committee.

There are no arrangements or understandings between the new directors and any other person pursuant to which he or she was selected as a director. None of the new directors have a family relationship with any of the officers or directors of the Company. There are no related party transactions with regard to the new directors reportable under Item 404(a) of Regulation S-K.

On May 31, 2024 the Company entered into Indemnification Agreements with each of its directors providing, among other things, for (i) indemnification of the officers and directors to the fullest extent permitted by law and the Company’s articles of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim; and (ii) the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Company’s articles of incorporation and bylaws.

The foregoing descriptions of the independent director agreements and Indemnification Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements attached hereto as Exhibits and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Independent Director Agreement, dated May 24, 2024, by and between Kindly MD, Inc. and Amy Powell
10.2*	Independent Director Agreement, dated May 24, 2024, by and between Kindly MD, Inc. and Christian Robinson
10.3*	Independent Director Agreement, dated May 24, 2024, by and between Kindly MD, Inc. and Gary Seelhorst
10.4	Indemnification Agreement, dated May 31, 2024, by and between Kindly MD, Inc. and Amy Powell
10.5	Indemnification Agreement, dated May 31, 2024, by and between Kindly MD, Inc. and Gary Seelhorst
10.6	Indemnification Agreement, dated May 31, 2024, by and between Kindly MD, Inc. and Christian Robinson
10.7	Indemnification Agreement, dated May 31, 2024, by and between Kindly MD, Inc. and Tim Pickett
10.8	Indemnification Agreement, dated May 31, 2024, by and between Kindly MD, Inc. and Adam Cox
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any Attachment or Exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

KINDLY MD, INC.

Dated: May 31, 2024	By:	/s/ Tim Pickett
Tim Pickett
Chief Executive Officer